Exhibit 99.2

Independent Auditors’ Report

triVIN Holdings, Inc.
Groton, Connecticut

We have audited the accompanying consolidated balance sheet of triVIN Holdings, Inc. (the “Company”) as of December 31, 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of triVIN Holdings, Inc. at December 31, 2010 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.

April 8, 2011
Providence, Rhode Island

triVIN HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010

Assets
Current assets:
Cash and cash equivalents	$8,684,412
Restricted cash	250,000
Customer funds	1,230,209
Customer funds receivable	14,235,600
Accounts receivable, net of allowance of $239,243	3,696,300
Refundable income taxes	10,855
Deferred income taxes	1,307,387
Prepaid expenses and other current assets	1,044,848
Total current assets	30,459,611

Property and equipment, net of depreciation and amortization of $4,161,973	1,628,095

Other assets:
Long-term accounts receivable	459,567
Deposits	42,000
Deferred expenses, net of amortization of $153,261	14,440
Capitalized software, net of amortization of $9,823,175	16,304,273
Intangible assets, net of amortization of $17,761,615	13,338,385
Goodwill and indefinite life intangible assets	58,333,272
Total other assets	88,491,937

Total assets	$120,579,643

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of notes payable	$2,860,000
Accounts payable	2,857,101
Accrued expenses	1,538,026
Accrued interest	954,759
Customer funds payable	15,546,784
Current portion of capital lease obligations	157,973
Current portion of deferred income	2,546,656
Deferred rent and lease incentive	165,737
Total current liabilities	26,627,036
Long-term liabilities:
Notes payable	38,168,573
Long-term portion of capital lease obligations	169,592
Long-term portion of deferred income	3,106,675
Long-term portion of deferred rent and lease incentive	312,791
Deferred income taxes	6,645,434
Accrued incentive compensation	1,179,853
Fair value of derivative financial instrument	672,111
Total long-term liabilities	50,255,029

Total liabilities	76,882,065
Stockholders' equity:
Common stock, $.01 par value, 115,000,000 shares authorized; 11,113,240 shares issued and outstanding	111,132
Preferred stock, $.01 par value 435,000,000 shares authorized; 434,529,600 shares issued and outstanding	57,904,469
Additional paid-in capital	11,811,872
Accumulated deficit	(25,726,225)
Accumulated other comprehensive loss	(403,670)

Total stockholders' equity	43,697,578

Total liabilities and stockholders' equity	$120,579,643

See accompanying notes to the consolidated financial statements

triVIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

Revenue	$56,352,647

Costs and expenses:
Direct cost of revenues	19,307,392
Compensation and benefits	17,804,610
Selling, general and administrative	7,812,338
Depreciation and amortization	9,788,504
Total costs and expenses	54,712,844

Operating income	1,639,803

Interest expense	(4,967,719)
Other income, net	58,538

Loss before income taxes	(3,269,378)

Income tax benefit	924,023

Net loss	$(2,345,355)

See accompanying notes to the consolidated financial statements

triVIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2010

							Accumulated
	Class A and B		Series A through D		Additional		Other	Total
	Common Stock		Preferred Stock		Paid-in	Stockholders'	Comprehensive	Stockholders'
	Shares	Dollars	Shares	Dollars	Capital	Deficit	Loss	Equity

Balance, January 1, 2010	11,113,240	$111,132	434,529,600	$53,436,557	$11,640,385	$(18,912,958)	$(744,610)	$45,530,506

Comprehensive loss:
Net loss	-	-	-	-	-	(2,345,355)	-	(2,345,355)
Change in fair value of derivative financial instrument, net of taxes	-	-	-	-	-	-	340,940	340,940

Total comprehensive loss								(2,004,415)

Stock-based compensation	-	-	-	-	171,487	-	-	171,487
Accrued preferred dividend	-	-	-	4,467,912	-	(4,467,912)	-	-

Balance, December 31, 2010	11,113,240	$111,132	434,529,600	$57,904,469	$11,811,872	$(25,726,225)	$(403,670)	$43,697,578

See accompanying notes to the consolidated financial statements

triVIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2010

Cash flows from operating activities:
Net loss	$(2,345,355)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	9,788,504
Bad debt expense	85,000
Stock-based compensation	171,487
Interest expense on deferred senior and junior subordinated debt	578,663
Changes in operating assets and liabilities:
Accounts receivable	(140,572)
Customer funds and customer funds receivable	(5,351,537)
Prepaid expenses, other current assets and deposits	160,402
Deferred expenses	(26,226)
Accounts payable	766,428
Accrued expenses and deferred rent and lease incentive	83,206
Accrued income taxes	(1,495,070)
Customer funds payable	4,431,980
Deferred income	(392,718)
Accrued incentive compensation	1,179,853
Total adjustments	9,839,400

Net cash provided by operating activities	7,494,045

Cash flows from investing activities:
Capital expenditures, including software	(3,542,132)
Net cash used in investing activities	(3,542,132)

Cash flows from financing activities:
Payments on capital leases	(160,649)
Payment on notes payable	(927,603)
Net cash used in financing activities	(1,088,252)

Change in cash and cash equivalents	2,863,661

Cash and cash equivalents, beginning of year	5,820,751

Cash and cash equivalents, end of year	$8,684,412

See accompanying notes to the consolidated financial statements

triVIN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2010

Supplemental disclosures of cash flows information:
Cash paid for interest	$(4,376,495)
Tax refunds received	574,779

Supplemental disclosures of non-cash transactions:
Acquisition of equipment through capital leases	78,298
Dividends accrued on preferred stock	4,467,912

See accompanying notes to the consolidated financial statements

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization

On June 6, 2007 (the “Purchase Date”), triVIN Holdings, Inc. (the “Company”), a Delaware corporation, acquired 100% of the outstanding stock of triVIN, Inc. (“triVIN”), also a Delaware corporation, and its two wholly-owned subsidiaries, General Systems Solutions, Inc. (“GSS”), a Connecticut corporation, and FDI Computer Consulting, Inc. (“FDI” also doing business as FDI Collateral Management), a California corporation.

GSS provides various on-line and service-bureau automotive vehicle registration services to customers throughout the United States. FDI provides collateral management and electronic title management services to customers within the financial services industry. The services of both subsidiaries are provided using internally developed software.

Note 2 - Summary of Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All inter-company transactions and balances have been eliminated in consolidation.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents at December 31, 2010 consisted of interest-bearing bank deposits.  At December 31, 2010, $250,000 of cash is restricted as collateral for an outstanding letter of credit (see Note 7) and this account must be maintained for the duration of the letter of credit.

Customer Funds

Under its contractual arrangements, GSS collects funds from its customers and remits such amounts to the various state departments of motor vehicle registries. Once collected, such amounts are maintained in seperate bank accounts and are reflected as customer funds. Customer funds are reduced by payments made by GSS on behalf of the customers. Periodically, GSS draws down the customer funds for reimbursement of fees and other advances. Payments made to the various registries, plus fees, in advance of receipt from the customer, are recorded as customer funds receivable.  As such, these funds are segregated from operating cash for the use described herein.

Recognition of Revenue and Deferred Revenue

The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the services have been rendered, (iii) the fee is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured.

FDI

FDI’s collateral management solution provides paper and electronic based title services. Customer contracts are principally comprised of two elements: (1) title perfection and (2) title administration and release.

Collateral management services are delivered either manually (for paper-based) or electronically. Paper-based title management services require FDI to physically hold, store and manually release the title.  Electronic title management services require an electronic title and data storage; the release of the title can be accomplished by the lien holder and does not require manual action by FDI.

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (Continued)

Recognition of Revenue and Deferred Revenue (Continued)

FDI (Continued)

Deliverables for paper and electronic title management arrangements are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand-alone basis, (ii) delivery of the undelivered element(s) is probable and substantially in the control of FDI, and (iii) evidence of fair value is available.

Based on the above criteria, both paper and electronic based collateral management service revenue is separated into two units of accounting.  FDI recognizes a portion of the paper-based transaction fee upon completion of the lien documentation and for electronic-based transactions upon receipt of the title record. A portion of both the paper and electronic-based transaction fee is deferred and recognized by FDI as the title is released for the customer.

GSS

GSS earns revenue for registration services, which is recognized on a per transaction basis after services have been rendered.

Accounts Receivable

The Company provides an allowance for doubtful accounts based on a review of outstanding receivables, historical experience, and existing economic conditions.  Trade receivables are due 30 days after the issuance of the invoice.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.  Long-term accounts receivable consists of title management services that are paid by a customer when the title is released, which is expected to extend beyond twelve months.

Property and Equipment

Property and equipment and purchased software for internal use are stated at historical cost, less accumulated depreciation and amortization. The carrying values at December 31, 2010 are presented net of accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the respective assets (computer hardware and internal use software – 3 or 7 years; property and equipment – 5 to 11 years; leasehold improvements – 5 or 6 years or – lesser of life of asset or term of lease; capitalized leased equipment – 5 to 11 years). Maintenance and repair costs are expensed as incurred. There was no interest capitalized for the year ended December 31, 2010. Property and equipment are periodically reviewed by the Company for indicators of impairment. In the event that indicators of impairment are indentified, the carrying value of the assets are evaluated for recoverability. The Company did not note any indicators of impairment for the year ended December 31, 2010.

Goodwill and Intangible Assets

Goodwill and intangible assets that have indefinite useful lives are not amortized but are tested at least annually for impairment. Impairment exists if the carrying value of the reporting unit exceeds the fair value of the reporting unit. The result of the Company’s impairment reviews for the year ended December 31, 2010, did not result in any impairment adjustments. Intangible assets with finite lives are periodically reviewed by the Company for indicators of impairment. In the event that indicators of impairment are indentified, the carrying value of the assets are evaluated for recoverability. The Company did not note any indicators of impairment for the year ended December 31, 2010.

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (Continued)

Deferred Expenses and Capitalized Software

Deferred expenses represent the costs of computers provided to customers for the term of their contracts and are amortized over the estimated economic life of the associated asset, which is usually twenty-four months. Amortization expense of deferred costs was $25,745 for the year ended December 31, 2010.

Costs incurred in developing internal use computer software are capitalized after technological feasibility for the related software has been reached.  Costs incurred during the planning, design and post-implementation stages are expensed when incurred.  Amortization of these costs is recorded at the greater of the estimated cash flow from customers using the product bear to the total of current and anticipated future gross revenues for that product or straight-line basis over the remaining estimated economic life of the product, which is generally sixty to eighty-four months.

Deferred Rent and Lease Incentive

The Company records rent expense on a straight-line basis over the term of the leases. The difference between the lease payments and the related expense for the year is recorded as deferred rent and lease incentive.

Stock-Based Compensation

The accounting standards related to stock-based compensation require all stock-based payments, including grants of stock options, to be recognized in the consolidated statement of operations as an operating expense, based on their fair values on the grant date, over the requisite service period.

The Company uses a Black-Scholes-Merton formula as a valuation method for estimating the fair value of the options granted. The Company recognizes compensation expense, net of an estimated forfeiture rate, on a straight-line basis over the requisite service period of the award. The estimated forfeiture rate is 5%. Per the provisions of the accounting standards related to stock-based compensation, expense is recognized only for those awards expected to fully vest. If actual forfeitures differ from the estimates, a revision to the forfeiture rate is made.

Concentrations

The Company does not believe there is material risk posed by a concentration of revenue originating from any one customer. A significant portion of the Company’s revenue is, however, generated from products through contracts that provide for computer interfaces with Departments of Motor Vehicles in various states. Should a contract be terminated by a state, there could be a material impact on the Company’s financial performance.

The financial instruments that expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents are held with high-credit quality institutions. At most times, such amounts are in excess of the FDIC insurance limit.  The Company monitors its exposure associated with cash balances and has not experienced any losses in such accounts.

Based on routine assessment of its customers’ financial strength, the Company believes the credit risk exposure related to trade accounts receivable is not significant. Customer collateral is not required. Allowances for credit losses are provided based primarily on a specific identification basis and have been historically within management’s expectations. Once a customer is identified as high risk, based on the customer’s payment history and credit worthiness, the Company will provide an allowance for the estimated uncollectible portion. Accounts are considered past due based on the invoice date and are written-off after all reasonable collection efforts have been exhausted.

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts and deferred revenue.

Advertising Costs

Costs incurred for advertising are charged to expense as incurred. During the year ended December 31, 2010, the Company incurred $196,668 in advertising costs.

Income Taxes

The Company accounts for income taxes in accordance with the liability method.  Tax provisions and credits are recorded at statutory rates for taxable items included in the consolidated statements of operations regardless of the period for which such items are reported for tax purposes.  Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities.

The Company accounts for the effect of any uncertain tax positions based on a “more likely than not” threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority.  If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

Derivative Instruments and Hedging Activities

The Company accounts for its derivative instruments in accordance with accounting standards related to derivative instruments and hedging activities (see Note 8).  The guidance requires companies to recognize certain derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets.  The Company’s objectives in using interest rate swaps are to add stability to interest expense and to manage its exposure to interest rate movements. Interest rate swaps are designated as cash flow hedges and involve the receipt of variable-rate amounts from the counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive loss and subsequently reclassified to operations when the hedged transaction affects operations.

The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

The Company measures the fair values of its financial instruments in accordance with accounting standards related to fair measurements, which among other matters, requires enhanced disclosures about financial instruments that are measured and reported at fair value. The fair value measurement standards establish a hierarchal disclosure framework, which prioritizes and ranks the level of market price observability used in measuring instruments at fair value. Market price observability is affected by a number of factors, including the type of instrument and the characteristics specific to the instrument.  Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments are measured and reported at fair value and can be classified and disclosed in one of the following categories:

Level 1 – Quoted prices are available in active markets for identical investments as of the reporting date. The Company has no Level 1 financial instruments.

Level 2 – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. The Company’s interest rate swap is considered to be a Level 2 financial instrument.

Level 3 – Pricing inputs are unobservable for the instrument and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. The Company uses Level 3 inputs when evaluating the fair value of the reporting unit for the purposes of its goodwill impairment tests.

Management has determined that the carrying values of financial instruments (cash and cash equivalents, accounts receivable and accounts payable), as of December 31, 2010, approximate fair value given the short-term nature of these instruments.  Management has determined that the carrying value of the Company’s debt approximates fair value based on expected cash flows and current market conditions.

Subsequent Events

The Company has evaluated subsequent events through April 8, 2011, the date that the financial statements were available to be issued.   On January 7, 2011, the Company entered into an Agreement and Plan of Merger with DealerTrack Holdings, Inc. (a NASDAQ traded public company) to purchase all of the stock of triVIN Holdings, Inc. for consideration, subject to adjustment, of $130,960,058.  The transaction was completed on January 31, 2011.  This transaction resulted in the Company’s outstanding indebtedness and related interest rate swap arrangement being settled in full as of January 31, 2011.  Certain other liabilities were also required to be settled at the closing date.

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Property and Equipment

Property and equipment consists of the following at December 31, 2010:

Computer hardware and internal use software	$3,883,614
Property and equipment	602,098
Leasehold improvements	322,212
Automobile	27,594
Capitalized leased equipment	954,550

5,790,068

Less accumulated depreciation and amortization	4,161,973

Total	$1,628,095

At December 31, 2010, the Company had equipment under capital leases with costs totaling $954,550 and accumulated amortization of $581,544.

Note 4 - Capitalized Software

Software costs capitalized during the year ended December 31, 2010 totaled $2,828,094. The fair value of capitalized software as of the Purchase Date was $14,100,000 and is being amortized on a straight-line basis over the estimated economic life of 5 to 7 years. Amortization expense of capitalized software was $4,018,286 for the year ended December 31, 2010.

Future amortization expense of capitalized software is as follows:

Year ending December 31,:
2011	$4,415,212
2012	3,555,325
2013	2,570,093
2014	2,242,539
2015	2,014,636
Thereafter	1,506,468

$16,304,273

 triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Goodwill and Intangibles

Amortizable finite-life intangibles consist of the following at December 31, 2010:

	Estimated		Accumulated	Net Book
	Useful Life	Cost	Amortization	Value

Installed customer base	5 - 7 years	$27,400,000	$15,172,862	$12,227,138
Favorable leases	1 - 6 years	2,400,000	1,424,169	975,831
Non-compete agreements	4 years	1,300,000	1,164,584	135,416

Total amortizable intangible assets		$31,100,000	$17,761,615	$13,338,385

Future amortization expense of intangible assets is as follows:

Year ending December 31,:
2011	$4,747,444
2012	3,958,694
2013	3,334,635
2014	1,297,612
2015	-

$13,338,385

Goodwill and indefinite life intangible assets at December 31, 2010 consist of the following:

Goodwill	$55,833,272
Trade name	2,500,000

$58,333,272

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments

At December 31, 2010, the Company is obligated under various renewable operating leases, principally related to real estate, office equipment and vehicles. Additionally, the Company is obligated under capital leases related to computer hardware.

The following is a schedule of future minimum lease payments, excluding taxes and other operating costs, as of December 31, 2010:

	Capital	Operating
	Leases	Leases

2011	$177,463	$2,521,533
2012	130,242	2,207,443
2013	48,034	1,578,710
2014	-	141,370
2015	-	42,406
Thereafter	-	-
Minimum lease payments	355,739	$6,491,462

Less amount representing interest	28,174

Present value of minimum lease payments	327,565

Capital lease obligation - current portion	157,973

Capital lease obligation - long-term portion	$169,592

For the year ended December 31, 2010, the Company incurred total rental expense of $2,045,134.

During 2010, the Company implemented a management incentive compensation plan whereby certain members of management were granted units that vest ratably over a three year period.  These units are settled in cash based on amounts earned under this plan calculated as a percentage of the increase in the enterprise value of the Company over defined base amounts as of the date of grant.  For the year ended December 31, 2010, the Company recognized $1,179,853 of expense related to this plan for the units that vested during 2010.  In connection with the change in control (see Note 2 – Subsequent Events), all units of this plan vested and $4,814,567 was due from the 2010 grants to the beneficiaries of this plan as of the date of the change in control.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Debt

Debt outstanding, at December 31, 2010, is summarized as follows:

Senior Secured Term Loans, due June 2013	$20,036,937
Senior Secured Subordinated Note, due June 2014	10,212,483
Junior Secured Subordinated Note, due June 2015	10,779,153
41,028,573

Less amounts due within one year	2,860,000

$38,168,573

The Senior Secured Term Loans, which had an original principal amount of $24,000,000, provide for interest to be paid in arrears for one-, two-, three- or six-month periods at the Company’s election.  The Company can also elect for each period to use either: (i) the London Interbank Offered Rate (“LIBOR”) for that period plus 400 basis points, or (ii) a Base Rate (which is the greater of the Wall Street Journal prime rate or the Federal Funds Rate plus one half percent plus 300 basis points). Based upon the Company’s most recent election on November 26, 2010, one month LIBOR was applied to this facility and the resulting interest rate was 4.26% per annum at December 31, 2010. At December 31, 2010, there was $20,036,937 outstanding on this facility, with scheduled payments due in the next year of $600,000 and $2,260,000 as a mandatory payment of excess cash flow as defined in the credit agreement.

A Senior Secured Revolving Note, which provides the ability to borrow up to $10,000,000, provides for interest in the same manner as described above for the Senior Secured Term Loans. The Company pays a fee of one half of one percent (0.5%) per annum, payable monthly, for any unused capacity on this facility.  At December 31, 2010, no balance was outstanding on this revolving note.

The Senior Secured Subordinated Note and the Junior Secured Subordinated Note each have an original principal amount of $9,500,000. Interest on the Senior Secured Subordinated Note is payable at: (i) 12% per annum in cash quarterly in arrears, and (ii) 2% per annum in-kind quarterly in arrears as an increase in principal. Interest on the Junior Secured Subordinated Note is payable at: (i) 12.5% per annum in cash quarterly in arrears and, (ii) 3.5% per annum in-kind quarterly in arrears as an increase in principal. The loan agreement does not allow any prepayments to the Junior Secured Subordinated Note until the Senior Secured Subordinated Note is paid in full. The loan agreement on these Notes was amended and restated on August 24, 2007 to align the related covenants with those on the Senior Secured Term Loans and the Senior Secured Revolving Note and to provide for an intercreditor agreement.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Debt (Continued)

All of the above debt is subject to various covenants including four primary financial covenants: (i) fixed charges to adjusted earnings before income taxes, depreciation and amortization (“EBITDA”) coverage ratio; (ii) maximum senior debt to adjusted EBITDA ratio; (iii) maximum total debt to adjusted EBITDA; and (iv) maximum annual capital expenditures amount. The Company was in compliance with these covenants at December 31, 2010.

The aggregate amount of principal scheduled to be repaid in the years following December 31, 2010 is:

2011	$2,860,000
2012	10,980,000
2013	6,196,937
2014	10,212,483
2015	10,779,153

$41,028,573

In addition, the Company has a standby letter of credit of $250,000 that expires on August 1, 2011.

Interest expense for the year ended December 31, 2010 was $4,967,718, of which $578,663 was paid-in-kind. See Note 2 for subsequent events impacting this indebtedness.

Note 8 - Derivative Instruments

One of the Company’s debt covenants requires that at least 50% of the aggregate principal amount of the Senior Secured Term Loans have interest rate protection for a period of not less than three years.  Accordingly, the Company has in place an interest rate swap agreement, for a notional principal amount of $20,000,000 for three years and $15,000,000 for a fourth year. This swap agreement effectively converts the variable interest rate on that debt (as described in Note 7), for the notional principal amount, to a fixed interest rate of 8.8075%. The Company accounts for its swap agreement in accordance with accounting standards related to derivative instruments and hedging activities.  This guidance requires companies to recognize its interest rate swaps as either assets or liabilities at fair value in the statement of financial position.  At December 31, 2010, the Company recognized a change to the fair value of the interest rate swap agreement of $567,666, less deferred taxes of $226,726, as other comprehensive income. The swap contains provisions whereby a downgrade in the credit standings of either parties could result in a requirement to settle the swap.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Equity

At December 31, 2010, the Company had outstanding Series A Preferred Stock (“Series A”), Series B Preferred Stock (“Series B”), Series C Preferred Stock (“Series C”), Series D Preferred Stock (“Series D”), Class A Common Stock (“Class A”) and Class B Common Stock (“Class B”).  The following is a summary of the stock issued and outstanding and the economic and voting rights of each class of stock:

Series A Preferred Stock

At December 31, 2010, there were 108,750,000 Series A shares authorized, with a par value of $0.01 per share, with 108,632,400 shares issued and outstanding.  Series A accrues dividends at a rate of 7.7% per year.  With respect to dividends and distributions upon liquidation, Series A ranks prior to all classes of Common Stock, Series B, Series C and Series D Preferred Stock.  Each Series A share is convertible into 0.1 shares of Class A Common Stock, subject to future adjustment based on subsequent issuance of additional shares of common stock, at the option of the shareholder or automatically upon a public offering of the Company.  Series A does not have any voting rights.

Series B Preferred Stock

At December 31, 2010, there were 108,750,000 Series B shares authorized, with a par value of $0.01 per share, with 108,632,400 shares issued and outstanding.  Series B accrues dividends at a rate of 7.85% per year.  With respect to dividends and distributions upon liquidation, Series B ranks prior to all classes of Common Stock, Series C and Series D Preferred Stock.  Each Series B share is convertible into 0.1 shares of Class A Common Stock, subject to future adjustment based on subsequent issuance of additional shares of common stock, at the option of the shareholder or automatically upon a public offering of the Company.  Series B does not have any voting rights.

Series C Preferred Stock

At December 31, 2010, there were 108,750,000 Series C shares authorized, with a par value of $0.01 per share, with 108,632,400 shares issued and outstanding.  Series C accrues dividends at a rate of 8.15% per year.  With respect to dividends and distributions upon liquidation, Series C ranks prior to all classes of Common Stock and Series D Preferred Stock.  Each Series C share is convertible into 0.1 shares of Class A Common Stock, subject to future adjustment based on subsequent issuance of additional shares of common stock, at the option of the shareholder or automatically upon a public offering of the Company.  Series C does not have any voting rights.

Series D Preferred Stock

At December 31, 2010, there were 108,750,000 Series D shares authorized, with a par value of $0.01 per share, with 108,632,400 shares issued and outstanding.  Series D accrues dividends at a rate of 8.30% per year.  With respect to dividends and distributions upon liquidation, Series D ranks prior to all classes of Common Stock.  Each Series D share is convertible into 0.1 shares of Class A Common Stock, subject to future adjustment based on subsequent issuance of additional shares of common stock, at the option of the shareholder or automatically upon a public offering of the Company.  Series D does not have any voting rights.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Equity (Continued)

Class A and Class B Common Stock

At December 31, 2010, there were 100,000,000 Class A shares authorized, with a par value of $0.01 per share, with 272,240 shares issued and outstanding and 15,000,000 Class B shares authorized with 10,841,000 shares issued and outstanding with a par value of $0.01 per share.  With respect to dividends and distributions upon liquidation, Class A and B rank junior to all classes of Preferred Stock.  Each Class B share is convertible into one share of Class A Common Stock upon a public offering of the Company.  Class A shares are entitled to one vote for each share outstanding and Class B does not have any voting rights.

Note 10 - Stock-Based Compensation

On June 6, 2007, the Company’s shareholders adopted the triVIN Holdings, Inc. 2007 Stock Option Plan (the “Plan”) which authorizes up to a maximum of 14,140,212 shares of Class A stock to be granted within the Plan, with no one individual permitted to receive more than 25% of those options. The Plan provides for the granting of awards to key employees, directors or consultants in the form of options to purchase capital stock. The Compensation Committee of the Board of Directors determines whom the awards shall be granted to, the number of shares and the terms of the option in accordance with the provisions of the Plan. The options granted have a maximum term of ten years and vesting occurs depending on the type of option granted: immediate, five years or based upon the Company’s financial performance. For all options granted and currently outstanding, the option price is the fair value of the shares on their date of grant.

Prior to January 1, 2010, employees were granted 201,930 options which vested immediately of which, after forfeitures, 73,530 remain vested and 3,053,982 options which vest over a five-year period, of which 900,270 options had vested as of December 31, 2010. An additional 10,638,930 options were granted prior to January 1, 2010 that vest upon the Company meeting certain financial performance measures; 337,559 of those options have vested as of December 31, 2010.

To date, all grants of stock options have been made to employees of the Company and all have been non-qualified stock options.  The fair value of each grant was determined using the Black-Scholes-Merton model. Based upon that model and the assumptions for each grant, the non-cash expense for the year ended December 31, 2010 was $171,483, and is recorded as part of compensation and benefits in the consolidated statement of operations.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Stock-Based Compensation (Continued)

A summary of the outstanding and vested options, option price activity and assumptions used to value the options are as follows:
		Weighted-	Weighted-
	Option	Average	Average
	Shares	Exercise Price	Fair Value

Outstanding at January 1, 2010	10,351,563	$1.00	$0.36

Forfeited during the year ended December 31, 2010	(2,078,069)	1.00	0.36
Outstanding at December 31, 2010	8,273,494	$1.00	$0.36

		Weighted-	Weighted-
	Number of	Average	Average
	Shares	Exercise Price	Fair Value

Total vested options outstanding at January 1, 2010	1,311,359	$1.00	$0.36

Options vested for the year 2010	459,024	1.00	0.36
Less options forfeited for the year 2010	(321,283)	1.00	0.35
Total vested options outstanding at December 31, 2010	1,449,100	$1.00	$0.36

Expected life			5.0 years
Expected volatility			30%
Expected dividend yield			0%
Range of risk-free interest rates			3.45% - 4.97%

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Stock-Based Compensation (Continued)

Future compensation expense related to the unvested options outstanding at December 31, 2010 is $2,331,814 and was expected to be recognized over a weighted-average period of two years.  The weighted-average remaining contractual life of the options is seven years.  As discussed in Note 2, there was a change in control on January 31, 2011 that resulted in the exercise of all outstanding options, which resulted in a net benefit to the option holders of $538,775, after considering the exercise prices.

Note 11 - Income Taxes

The components of the income tax benefit for the year ended December 31, 2010 is as follows:

Current:
Federal	$(51,993)
State	(414,042)
(466,035)

Deferred:
Federal	1,006,163
State	383,895
1,390,058

Income tax benefit	$924,023

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Income Taxes (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows at December 31, 2010:

Deferred tax assets:
Current:
Accounts receivable	$95,553
Accrued liabilities	184,369
Accrued severence	50,040
Deferred rent	35,000
Deferred revenue	942,425

Total current deferred tax assets	$1,307,387

Noncurrent deferred tax assets:
Charitable contributions	$80,479
Deferred computer costs	22,685
Deferred rent	142,410
Deferred revenue	1,382,110
Derivative financial instrument	268,441
Stock options	323,418
Management incentive plan	471,233
Net operating loss carryforward	3,675,161
Tax credits	210,287

Total noncurrent deferred tax assets	6,576,224

Deferred tax liabilities:
Noncurrent:
Capitalized software	(6,511,926)
Depreciation	(11,245)
Goodwill amortization	(506,870)
Intangibles	(6,191,617)

Total noncurrent deferred tax liabilities	(13,221,658)

Net noncurrent deferred tax liability	$(6,645,434)

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Income Taxes (Continued)

Management has determined that a valuation allowance is not necessary at December 31, 2010.

The Company recorded the following income tax benefit for the year ended December 31, 2010:

	Amount	Percent

Benefit at U.S. statutory rate	$1,111,585	34.0%
State tax benefit, net of Federal benefit	110,660	3.4%
Nondeductible items	(234,967)	(7.2)%
Other	(63,255)	(1.9)%

	$924,023	28.3%

At December 31, 2010, the Company has Federal net operating loss carryforwards of approximately $10,809,300, which will begin to expire in 2013 for Federal income tax purposes. The Company’s use of net operating loss carryforwards is limited pursuant to Internal Revenue Code Section 382. Tax credits of $210,287 begin to expire in 2029.

The Company determined that a reserve of approximately $120,000 relating to certain tax credits is required in accordance with the accounting standards related to uncertain tax positions.

Should an uncertain position arise, the Company will recognize interest and penalties related to uncertain tax positions in income tax expense.

The Company files income tax returns for U.S. Federal income tax purposes and in various states.  The Company is not under examination by any taxing authority in any jurisdiction. Its Federal and state income tax returns are generally open for examination for the last 4 years.

Note 12 - Employee Benefit Plans

The Company sponsors a 401(k) savings plan for all eligible employees. Under the terms of the plan, participants may contribute up to the lesser of 15% of their annual compensation or the maximum Federal limit. For the year ended December 31, 2010, there was no Company match. In connection with the merger with DealerTrack Holdings, Inc. in January 2011 (see Note 2), the Company terminated this plan.

triVIN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Related Party Transactions

During the year ended December 31, 2010, quarterly management fee expenses totaling $500,000 were incurred and paid to an affiliate of the major stockholder, with $125,000 accrued as of December 31, 2010. In addition, during the year ended December 31, 2010, amounts for reimbursement of Company related expenses of $24,996 were expensed, of which $5,248 was paid to affiliates of the major stockholder, with $32,112 accrued as of December 31, 2010. These expenses are included in selling, general and administrative expenses on the consolidated statement of operations and the unpaid amounts are included in accrued expenses on the consolidated balance sheet.  In addition, as described in Note 7, the majority stockholder is also a lender to the Company. During 2010, $2,657,696 of related party interest was paid in cash with $671,740 accrued at December 31, 2010.